UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2007
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
33587 Walker Road, Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 7.01. Regulation FD Disclosure.
     On November 15, 2007, representatives of PolyOne Corporation (the “Company”) will deliver presentations to analysts and investors at the Company’s Investor Day Conference in Westlake, Ohio. The presentations are scheduled to begin at 9:00 a.m., Eastern Time. A copy of the slide shows to be handed out at these presentations is attached as Exhibit 99.1.
     The slide shows contain the following non-GAAP financial measures: gross margin; debt/EBITDA; net debt/EBITDA and operating income (loss) before special items. Below are reconciliations to the most directly comparable GAAP financial measures. The Company is unable to provide a reconciliation for non-GAAP financial measures for periods beyond 2006 without unreasonable efforts.
Reconciliation of 2006 Gross Margin, as adjusted

Year Ended
(In millions)	December 31, 2006
Sales — continuing	$2,622.4

Cost of sales	2,282.7
Depreciation and amortization related to cost of sales activities	41.2
Environmental remediation costs & other adjustments	(7.8)

Gross margin, as adjusted	$306.3
Reconciliation of Non-GAAP 2006 EBITDA Financial Measure

Year Ended
(In millions)	December 31, 2006
Net cash provided by operating activities	$111.7
Changes in assets and liabilities:
Accounts receivable	(23.0)
Inventories	39.6
Accounts payable	17.2
Accrued expenses and other	9.0
Decrease in sale of accounts receivable	7.9
Share-based compensation	4.5
Interest expense	66.5
Interest income	(3.4)
Discount on sale of accounts receivable	1.9
Sunbelt depreciation and interest expense	12.5
Cash taxes paid	9.0
Loss on disposal of discontinued business and related plant phaseout charge	3.1
Net cash used by discontinued operations	0.1
Special items in continuing operations	2.7
Proceeds from exercise of stock options	(3.1)
Adjusted EBITDA	$256.2

Reconciliation of 2006 Total Debt to Net Debt

(In millions)	December 31, 2006
Short-term debt	$5.2
Current portion of long-term debt	22.5
Long-term debt	567.7
Guarantee of Sunbelt outstanding senior secured notes	67.0
Interest rate swap fair value debt adjustment & other	5.1
Total borrowed debt	$667.5

Cash and cash equivalents	66.2
Less transactional cash requirements	(45.0)
Cash and cash equivalents, as adjusted	21.2

Total borrowed debt less cash and cash equivalents, as adjusted	$646.3
Reconciliation of GAAP 2006 Operating Income to Non-GAAP Operating Income before Special Items

Year Ended
(In millions)	December 31, 2006
Continuing Operations:
Operating income	$190.5
Special items in continuing operations, before tax	2.7
Operating income before specials	$193.2

Special Items in continuing operations, before tax
Asset impairments	$0.2
Environmental remediation at inactive site	2.5
$2.7
     PolyOne’s chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources. In addition, operating income before special items is a component of various PolyOne annual and long-term employee incentive plans.
     Additionally, representatives of the Company will disclose to analysts and investors that, in connection with the Company’s announced acquisition of GLS Corporation (“GLS”): the purchase price to be paid for GLS will be slightly higher than GLS’s annual revenues; pro forma for the acqusition, the Company’s debt/EBITDA is projected to be 2.8 at the end of 2007 and 2.6 at the end of 2008; and GLS’s margins are currently at the Company’s target levels.
     The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the

Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	PolyOne Corporation Presentations, dated November 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007
POLYONE CORPORATION

	By	/s/ W. David Wilson Name: W. David Wilson Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	PolyOne Corporation Presentations, dated November 15, 2007